GREAT HALL INVESTMENT FUNDS, INC.

                             POWER OF ATTORNEY
                      TO SIGN REGISTRATION STATEMENT
                          AND AMENDMENTS THERETO


     The undersigned duly elected direcctors and officers of Great Hall Investment Funds, Inc. (the "Company") hereby appoint Peter O. Torvik, Dennis
T. Hippen, Raye C. Kanzenbach, Julie K. Getchell and Mathew L. Thompson, or any one of them, on their behalf as directors and/or officers of the Company, as attorney-in-fact for the purpose of signing their names and filing with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary, the Company's Registration Statement on Form N-1A (Registration Nos. 33-41395 and 811-6340) and any and all amendments thereto.

Dated:   August 17, 1994




Peter O. Torvik                           T. Geron Bell
------------------------------            ------------------------------
Peter O. Torvik                           T. Geron Bell
Director and Chief Executive Officer      Director
(Principal Executive Officer)



Julie K. Getchell                         Sandra J. Hale
------------------------------            ------------------------------
Julie K. Getchell                         Sandra J. Hale
Treasurer (Principal Financial and        Director
Accounting Officer)



Ron James                                 Jay H. Wein
------------------------------            ------------------------------
Ron James                                 Jay H. Wein
Director                                  Director